Exhibit 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

Third Quarter 2012	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common shareholders	$18,274	54,969	$0.33

Effect of dilutive securities:
Stock compensation plans	—	893

Diluted EPS:
Net income available to common stockholders	$18,274	55,862	$0.33

Third Quarter 2011	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net loss from continuing operations	$(17,318)	54,183	$(0.32)
Net loss from discontinued operations	(650)	54,183	(0.01)
Net loss available to common shareholders	(17,968)	54,183	(0.33)

Effect of dilutive securities:
Stock compensation plans	—	—

Diluted EPS:
Net loss from continuing operations	(17,318)	54,183	(0.32)
Net loss from discontinued operations	(650)	54,183	(0.01)
Net loss available to common stockholders	$(17,968)	54,183	$(0.33)
There was no effect of dilutive securities for Third Quarter 2011 since the quarter was in a loss position and the effect of common stock equivalents would be anti-dilutive to our earnings per share calculation.

Nine Months 2012	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common shareholders	$36,655	54,825	$0.67

Effect of dilutive securities:
Stock compensation plans	—	892

Diluted EPS:
Net income available to common stockholders	$36,655	55,717	$0.66

Nine Months 2011	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$4,649	54,033	$0.08
Net loss from discontinued operations	(650)	54,033	(0.01)
Net income available to common shareholders	3,999	54,033	0.07

Effect of dilutive securities:
Stock compensation plans	—	1,139

Diluted EPS:
Net income from continuing operations	4,649	55,172	0.08
Net loss from discontinued operations	(650)	55,172	(0.01)
Net income available to common stockholders	$3,999	55,172	$0.07